On Stage Entertainment, Inc.
                      STOCK AND WARRANT PURCHASE AGREEMENT


     This STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of March 13, 2001, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation (the "Company"), and the purchasers listed on Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

1.       AUTHORIZATION OF SALE OF THE SHARES AND WARRANTS

     Subject to the terms and conditions of this Agreement, the Company has authorized (i) the sale of an aggregate of 1,470,000 of its Series A Preferred Stock, par value $0.01 per share (the "Shares"), (ii) the sale of warrants in substantially the same form attached hereto as Exhibit A exercisable for the purchase of up to 2,800,000 shares of the Company's Series A Preferred Stock and/or Series A-1 Preferred Stock (each, a "Warrant"), (iii) the issuance of the Warrant Shares upon exercise of the Warrants (the "Warrant Shares") and (iv) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and the Warrant Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Company, in the form attached hereto as Exhibit B (the "Certificate of Designation").

2.       AGREEMENT TO SELL AND PURCHASE THE SHARES AND WARRANTS

2.1      Purchase and Sale

     Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Purchaser, severally and not jointly, at the Closing (as defined below) that number of Shares and Warrants set forth opposite such Purchaser's name as indicated on Schedule A attached hereto. The Warrants shall be issued to the Purchasers at the Closing according to Schedule A attached hereto as part of the consideration for the aggregate purchase price for each Purchaser indicated on such Schedule A.

3.       DELIVERY OF THE SHARES AT THE CLOSING

     (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Cooley Godward, LLP, counsel to the Purchasers, at 3000 Sand Hill Road, Building 3, Suite 230, Menlo Park, California at 11:00 a.m. local time on March 13, 2001 or such other time and date as may be agreed by the parties (the "Closing Date").

     (b) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares acquired by such Purchaser pursuant to Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under the Securities Act. The Company will deliver each such certificate against delivery of payment for the Shares by such Purchaser.


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     (c) At any time on or  before  the  90th day  following  the  Closing,  the
Company may sell up to the balance of the Shares not sold at the Closing to such persons and in such amounts as listed on Schedule B attached hereto (the "Additional Purchasers"). All such sales made at any additional closings (each an "Additional Closing"), shall be made on the terms and conditions set forth in this Agreement. The representations and warranties of the Company set forth in
Section 5 hereof (and the Schedule of Exceptions) shall speak as of the Closing and the Company shall have no obligation to update any such disclosure. The representations and warranties of the Additional Purchasers in Section 6 hereof shall speak as of such Additional Closing. This Agreement, including without limitation, the Schedule of Purchasers, may be amended by the Company without the consent of Purchasers to include any Additional Purchasers. Any shares of Series A Preferred Stock sold pursuant to this Section 3(c) shall be deemed to be "Shares" for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement. Each Additional Purchaser shall execute and be bound by the Co-Sale Agreement (defined below) as a Founder (as defined therein) and the Voting Agreement (defined below) as a Key Holder (defined therein) at the Additional Closing, but shall not become a party to the Investor Rights Agreement (defined below).

4.       CONDITIONS TO CLOSING

     4.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares and Warrants at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

     (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 5 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     (b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and Warrants and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

     (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the Closing).

     (d) Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada and shall continue to be in full force and effect as of the Closing Date.

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     (e) Corporate Documents.  The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

     (f) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares and Warrant Shares shall have been duly authorized and reserved for issuance upon such conversion.

     (g) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a),
(c), (d) and (f) of this Section 4.1 have been satisfied.

     (h) Secretary's Certificate. The Purchasers shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Restated Articles of Incorporation, as amended by the Certificate of Designation and as in effect at the time of the Closing (the "Restated Articles"), (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company's stockholders authorizing the filing of the Restated Articles, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Nevada and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

     (i) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit C (the "Investor Rights Agreement") shall have been executed and delivered by the parties thereto.

     (j) Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit D (the "Co-Sale Agreement") shall have been executed and delivered by the parties thereto. The stock certificates representing the outstanding shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Co-Sale Agreement.

     (k) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit E (the "Voting Agreement") shall have been executed and delivered by the parties thereto. The stock certificates representing the outstanding shares subject to the Voting Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Voting Agreement.

     (l) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be nine (9) members and the Board shall consist of Greg McIntosh, Tim Parrott, John Stuart, Mel Woods, Robert Hellman, Christopher Frigon, with three vacancies.

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     (m) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

     (n) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (o) Proprietary Information and Inventions Agreement. The Company and Timothy J. Parrott, W. John Stuart, Jeffrey Victor, Pedro Perez, Nelson Foster and the Company's Chief Financial Officer (the "Key Employees") shall have entered into the Company's standard form of Proprietary Information and Inventions Agreement, in substantially the form attached hereto as Exhibit G or in other form reasonably acceptable to the Purchasers.

     (p) Fees and Expenses. The Company shall have paid the fees and expenses set forth in Section 11 out of the proceeds from the Closing.

     (q) Advisory Services Agreement. The Company shall have entered into an Advisory Services Agreement with McCown De Leeuw & Co., Inc. (or its designee) in substantially the form attached hereto as Exhibit H.

     4.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares and Warrants at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

     (a) Representations and Warranties True. The representations and warranties in Section 6 made by those Purchasers acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

     (b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

     (c) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers.

     (d) Approval of Amended Articles. The Amended Articles shall have been approved by the requisite number of the Company's stockholders.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except  as set  forth on the  Schedule  of  Exceptions  attached  hereto as
Exhibit I, the Company hereby represents and warrants to the Purchasers as of the date hereof and as of the date of the Closing (which representations and


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warranties shall be deemed to apply,  where  appropriate,  to each subsidiary of the Company) that:

     5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached hereto as Exhibit C, the Co-Sale Agreement in the form attached hereto as Exhibit D and the Voting Agreement in the form attached hereto as Exhibit E (collectively, the "Related Agreements"), to issue and sell the Shares, Conversion Shares and Warrants, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     5.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     5.3 Capitalization; Voting Rights.

     (a) The authorized capital stock of the Company, immediately prior to the Closing, consists of 100,000,000 shares of Common Stock, par value $0.01 per share, 11,307,930 shares of which are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, 5,000,000 shares of which are designated Series A Preferred Stock, and 3,000,000 shares of which are designed Series A-1 Preferred Stock, none of which are issued and outstanding. The outstanding capital securities of the Company, including all Common Stock, Preferred Stock, options and warrants and exercise prices and expiration dates thereto, are accurately and fully reflected in the capitalization table attached hereto as Exhibit J.

     (b) Under the Amended and Restated On Stage Entertainment, Inc. 1996 Stock Option Plan and the Amended and Restated Legends in Concert, Inc. 1996 Stock Option Plan (together, the "Option Plans"), (i) no shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options; (ii) options to purchase 1,454,850 shares have been granted and are currently outstanding, and ownership of such options with corresponding vesting schedule is as listed on Exhibit J;, and (iii) 195,550 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

     (c) Other than as set forth on Exhibit J, and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

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
     (d) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Designation. The Shares are convertible into Common Stock on a one-for-one basis as of the date hereof. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchasers; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     5.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Designation has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the  indemnification  provisions in
Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     5.5 Financial Statements.  The Company has made available to each Purchaser
(a) its unaudited balance sheets as at December 31, 2000, and audited balance sheets as at December 31 of both 1999 and 1998 and audited statements of income operations, stockholders' equity (deficit) and cash flows for each of the twelve months ended December 31, 1999, 1998 and 1997, with the accompanying reports of BDO Seidman, LLP, Independent Certified Public Accountants and an unaudited statement of income operations, stockholders' equity (deficit) and cash flows for the twelve months ended December 31, 2000, and (b) its unaudited balance sheet as at January 31, 2001 (the "Statement Date") and unaudited statements of operations and cash flows for the one month period ended on the Statement Date (collectively, the "Financial Statements"), copies of such 2000 and 2001 financial statements will be filed with the Securities and Exchange Commission ("SEC") in the Company's form 10-KSB and the Company's financial condition and results of operations as reflected in such audited statements will not differ in any material adverse way from such conditions and results as in the unaudited statements. The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with United States' generally accepted accounting principles and, as to the audited financial statements, the Rules and Regulations of the SEC applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial position of the Company as of December 31, 2000, 1999 and 1998 and the Statement Date and the results of operations and cash flows for each of the years ended December 31, 2000, 1999, 1998 and 1997 and for the month ended January 31, 2001; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under United States' generally accepted accounting.

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5.6      Agreements; Action.

     (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

     (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or
(ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

     (c) Except as set forth in the  Financial  Statements,  the Company has not
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     5.7 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or


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stockholder,  or any  member  of  their  immediate  families,  is,  directly  or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     5.8 Changes. Since the Statement Date, there has not been to the Company's knowledge:

     (a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

     (b) Any resignation or termination of any officer, key employee or group of employees of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

     (c) any material change,  except in the ordinary course of business, in the
contingent  obligations  of  the  Company  by  way  of  guaranty,   endorsement,
indemnity, warranty or otherwise;

     (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

     (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

     (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

     (g) Any declaration or payment of any dividend or other distribution of the assets of the Company;

     (h) Any labor organization activity related to the Company;

     (i)  Any  sale,   assignment  or  transfer  of  any  patents,   trademarks,
copyrights, trade secrets or other intangible assets;

     (j) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

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     (k) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company;

     (l) Any material change in the law regarding the Company's core business operations; or

     (m) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

     5.9 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     5.10 Intellectual Property.

     (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

     (b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

     (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. The Company will cause each Key Employee and officer of the Company to execute a proprietary information and inventions agreement in the form of

Exhibit K attached hereto. No former or current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     5.11 Compliance with Other Instruments. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designation, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

     5.12 Litigation. Except as set forth in Exhibit L, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened, or any basis therefor known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     5.13 Tax Returns, Payments, and Elections. The Company has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     5.14 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

     5.15 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

     5.16 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section
1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     5.17 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     5.18 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

     5.19 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, sale and issuance of the Shares, Conversion Shares and Warrants will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     5.20 SEC Filings. The Company has filed in a timely manner all documents required to be filed by the Company with the SEC since August 13, 1997 and has identified and furnished or made available to the Purchasers true and complete copies of the same, including true and complete copies of all exhibits to such documents (collectively, the "On Stage SEC Reports"). The On Stage SEC Reports complied in all material respects with the SEC's requirements, the requirements of the Securities and Exchange Act of 1934, as amended, and the requirements of the Securities Act as of their respective filing dates; the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each of the financial statements
(including, in each case, any related notes) contained in the On Stage SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States' generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), fairly presented the financial position of the Company as of the dates noted therein and fairly presented the results of the Company's operations and cash flows for the periods indicated, assuming that the Company would continue as a going concern, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount individually or in the aggregate.

     5.21 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares. Neither this Agreement, the exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     5.22 Minute Books. The minute books of the Company made available to the Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

     5.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

     5.24 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     Each  Purchaser  hereby  represents  and warrants to the Company as follows
(such   representations   and   warranties   do  not  lessen  or   obviate   the
representations and warranties of the Company set forth in this Agreement):

     6.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

     6.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

     (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

     (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

     (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

     (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     (e) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

     (f) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

     (g) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser's jurisdiction.

     6.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

     7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement for a period of two years, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

     8. NOTICES

     All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)      if to the Company, to:

                          On Stage Entertainment, Inc.
                          4625 West Nevso Drive
                          Las Vegas, NV  89103
                          Attention: Tim Parrott
                          with a copy to:

                          Nida & Maloney, LLP
                          800 Anacapa Street
                          Santa Barbara, CA  93101-2212
                          Attention: Tom Hopkins

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

     9. MODIFICATION; AMENDMENT

     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers of a majority of the Shares sold pursuant to this Agreement.

     10. TERMINATION

     This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

     11. EXPENSES

     The Company, upon closing, shall pay (i) all fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documents (including legal and accounting fees and expenses) not to exceed five hundred thousand dollars ($500,000) and (ii) a transaction management fee to McCown De Leeuw & Co., Inc. of five hundred thousand dollars ($500,000).

     12. HEADINGS

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     13. SEVERABILITY

     If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

     14. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the state of California and the federal law of the United States of America.

     15. COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

                            [SIGNATURE PAGES FOLLOW]

                          ON STAGE ENTERTAINMENT, INC.
                      STOCK AND WARRANT PURCHASE AGREEMENT
                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   ON STAGE ENTERTAINMENT, INC.



                                   By:__________________________________
                                        Name:
                                        Its:

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



PURCHASERS:

MCCOWN DE LEEUW AND COMPANY IV, LP

By:______________________________

Name:____________________________

Title:_____________________________



MCCOWN DE LEEUW AND COMPANY IV ASSOCIATES, LP

By:_________________________________

Name:______________________________

Title:_______________________________



DELTA FUND, LP

By:      _____________________________

Name:    _____________________________

Title:   _____________________________



Address of Purchasers               3000 Sand Hill Road
Listed Above:                       Building 3, Suite 230
                                    Menlo Park, CA  94025
                                    Facsimile: 650-854-0853


BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVESITY

By:      _____________________________

Name:    _____________________________

Title:   _____________________________


Address:                            c/o Victoria Von Schell
                                    Stanford Management Company
                                    2770 Sand Hill Road
                                    Menlo Park, CA  94025

Facsimile:        650-854-9267
           ---------------------------------------------------

                              ADDITIONAL INVESTORS


DAVID M. CHAMBERLAIN                                 HAROLD M. MESSMER FAMILY TRUST

By:      _____________________________               By:      _____________________________


Name:    _____________________________               Name:    _____________________________


Title:   _____________________________               Title:   _____________________________


CHARLES C. THIERIOT REVOCABLE TRUST                  MICHAEL W. WILSEY

By:      _____________________________               By:      _____________________________


Name:    _____________________________               Name:    _____________________________


Title:   _____________________________               Title:   _____________________________


TIMOTHY J. PARROT                                    GIDWITZ REVOCABLE TRUST DATED 9/12/96

By:      _____________________________               By:      _____________________________


Name:    _____________________________               Name:    _____________________________


Title:   _____________________________               Title:   _____________________________


VISION SERVICE PLAN EXECUTIVE DEFERRED               PLAN RABBI TRUST
WILLIAM MOSS CORPORATION

By:      _____________________________               By:      _____________________________


Name:    _____________________________               Name:    _____________________________


Title:   _____________________________               Title:   _____________________________



DU BAIN 1991 TRUST                                            DAVID AND SHARON DAVIS FAMILY TRUST

By:      _____________________________               By:      _____________________________


Name:    _____________________________               Name:    _____________________________


Title:   _____________________________               Title:   _____________________________

                                   SCHEDULE A

                             Schedule of purchasers

-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------
              PURCHASER                    INVESTMENT          SHARES          TRANCHE #2       TRANCHE #3         TRANCHE #4
                                                              PURCHASED         WARRANTS         WARRANTS          WARRANTS
-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------

McCown De Leeuw and Company IV, LP       $5,467,508.65        1,151,056         767,370           959,212           959,212
-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------

McCown De Leeuw and Company IV             $84,013.47          17,687            11,791           14,740            14,740
Associates, LP
-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------

Delta Fund, LP                             $81,477.88          19,257            12,839           16,048            16,048
-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------

Board of Trustees of the Leland            $57,000.00          12,000            8,000            10,000            10,000
Stanford Junior University

-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------
TOTAL                                      $5,700,000         1,200,000         800,000          1,000,000         1,000,000
-------------------------------------- ------------------- ---------------- ----------------- ---------------- ------------------

                                   SCHEDULE B

                              Additional purchasers



-------------------------------------------------------------------- ---------------------- -------------------
                     PURCHASER                                            INVESTMENT         SHARES PURCHASED
-------------------------------------------------------------------- ---------------------- -------------------
David M. Chamberlain                                                        $150,000               30,000
-------------------------------------------------------------------- ---------------------- -------------------
Messmer Family Trust                                                        $150,000               30,000
-------------------------------------------------------------------- ---------------------- -------------------

Charles C. Thieriot Revocable Trust                                         $200,000               40,000
-------------------------------------------------------------------- ---------------------- -------------------

Michael W. Wilsey                                                           $150,000               30,000
-------------------------------------------------------------------- ---------------------- -------------------

Timothy J. Parrott                                                          $200,000               40,000
-------------------------------------------------------------------- ---------------------- -------------------

Gidwitz Revocable Trust dated 9/12/96                                       $100,000               20,000
-------------------------------------------------------------------- ---------------------- -------------------

Vision Service Plan Executive Deferred Plan Rabbi Trust                     $100,000               20,000

-------------------------------------------------------------------- ---------------------- -------------------
William Moss Corporation                                                     $50,000               10,000

------------------------------------------------------------------- ---------------------- -------------------
Du Bain 1991 Trust                                                          $200,000               40,000
------------------------------------------------------------------- ---------------------- -------------------

David and Sharon Davis Family Trust                                          $50,000               10,000
------------------------------------------------------------------- ---------------------- -------------------

TOTAL                                                                      $1,350,000             270,000
------------------------------------------------------------------- ---------------------- -------------------

                                    EXHIBIT A

                                 Form of Warrant

                                    EXHIBIT B

                           Certificate of Designation

                                    EXHIBIT C

                            Investor Rights Agreement

                                    EXHIBIT D

                  Right of First Refusal and Co-Sale Agreement

                                    EXHIBIT E

                                Voting Agreement

                                    EXHIBIT F

                              Form of Legal opinion


1. Each of the Company and each of its subsidiaries has been duly organized and is a validly existing corporation in good standing under the laws of the respective jurisdiction of its organization.

2. Each of the Company and each of its subsidiaries has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and is qualified as a foreign corporation to do business in all jurisdictions where it is required to be so qualified.

3. The Company has all requisite corporate power to execute and deliver the Stock and Warrant Purchase Agreement, the Investor Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement (the "Financing Agreements"), to sell and issue the Shares thereunder, to issue the shares of the Company's common stock issuable upon conversion of the Shares (the "Conversion Shares") and to carry out and perform its obligations under the terms of the Financing Agreements. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Financing Agreements by the Company and the authorization, sale, issuance and delivery of the Shares (and the Conversion Shares) has been taken. The Financing Agreements have been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 2.9 of the Investor Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Company's authorized capital stock consists of (a) one hundred million (100,000,000) shares of common stock, par value $0.01 per share, of which eleven million three hundred seven thousand nine hundred thirty (11,307,930) shares are issued and outstanding, and (b) ten million (10,000,000) shares of preferred stock, par value $0.01 per share, none of which were issued or outstanding prior to the Closing, of which: (i) five million (5,000,000) shares have been designated Series A Preferred Stock, par value $0.01 per share and (ii) three million (3,000,000) shares have been designated Series A-1 Preferred Stock, par value $0.01 per share (together, the "Series Preferred"). The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with applicable federal and state securities laws. The rights, preferences and privileges of the Series Preferred are as stated in the Company's Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the "Certificate of Designation"). The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid, nonassessable and free of preemptive rights. The Conversion Shares have been duly reserved, and upon issuance and delivery in accordance with the terms of the Company's Certificate of Designation, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series Preferred, rights created in connection with the transactions contemplated by the Agreement and the Financing Agreements, one hundred ninety-five thousand five hundred fifty (195,550) shares reserved for issuance under the Company's 1996 Stock Option Plan and those rights disclosed by the Company in the Agreement and the Schedule of Exceptions delivered by the Company in connection therewith.

5. The execution and delivery of the Financing Agreements by the Company and the issuance of the Shares (and the Conversion Shares) pursuant thereto do not violate any provision of the Company's Restated Articles of Incorporation, as amended by the Certificate of Designation and as in effect as of the date of Closing, or, to the best of our knowledge, any provision of any applicable federal or state law, rule or regulation. To the best of our knowledge, the execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares (and the Conversion Shares) do not violate, or constitute a default under, any of the Material Agreements, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award, which has been entered against the Company and which is specifically identified in the Schedule of Exceptions delivered in connection with the Agreement.

6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Financing Agreements or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

7.   All  consents,  approvals,  authorizations,  or  orders  of,  and  filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for (a) the filing of a Notice of Transaction Pursuant To Section 25102(f) of the California Corporate Securities Law of 1968, as amended (b) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (c) any filing required by other applicable Blue Sky filings.

8. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

                                   EXHIBIT G

            Form of Proprietary Information and Inventions Agreement

                          ON STAGE ENTERTAINMENT, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


     In consideration of my employment or continued employment by On Stage Entertainment, Inc. (the "Company"), the compensation now and hereafter paid to me and shares of the Company's Common Stock I have received or will receive in excess of the number of shares purchased with cash and/or property, I hereby agree as follows:

                                  NONDISCLOSURE

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns. I have been informed and acknowledge that the unauthorized taking of the Company's trade secrets could result in a civil liability under [INSERT APPROPRIATE NEVADA CODE REFERENCE], and that, if willful, could result in an award for double the amount of the Company's damages and attorneys' fees; and is a crime under [INSERT APPROPRIATE NEVADA CODE REFERENCE], punishable by [________].

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Section 2.5, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Obligation to Keep Company Informed. During the period of my employment and for twelve (12) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under [INSERT APPROPRIATE NEVADA CODE REFERENCE]; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of [INSERT APPROPRIATE NEVADA CODE REFERENCE]. I will preserve the confidentiality of any Invention that does not fully qualify for protection under [INSERT APPROPRIATE NEVADA CODE REFERENCE].

     2.5 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.6 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.7 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not solicit the business of any client or customer of the Company (other than on behalf of the Company).

     5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

     7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

     9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     10. GENERAL PROVISIONS.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Nevada, as such laws are applied to agreements entered into and to be performed entirely within Nevada between Nevada residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in [______] County, Nevada for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4  Survival.   The  provisions  of  this  Agreement  shall  survive  the
termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Advice of Counsel. I acknowledge that, in executing this agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this agreement. This agreement shall not be construed against any party by reason of the drafting or preparation hereof.

     10.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely:


I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:  ___________



(Signature)


(Printed Name)


ACCEPTED AND AGREED TO:

ON STAGE ENTERTAINMENT, INC.


By:
   -------------------------------------------------------

Title:
      ----------------------------------------------------


(Address)



Dated: _______

                                    EXHIBIT A



TO:            On Stage Entertainment, Inc.

FROM:

DATE:

SUBJECT:       Previous Inventions

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by On Stage Entertainment, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:


               No inventions or improvements.

               See below:


        Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

       Invention or Improvement   Party(ies)         Relationship

1.
2.
3.

   Additional sheets attached.

                                    EXHIBIT H

                           ADVISORY SERVICES AGREEMENT

                                    EXHIBIT I

                             Schedule of Excpetions

     In connection with that certain Stock and Warrant Purchase Agreement dated as of March 13, 2001 by and among On Stage Entertainment, Inc. (the "Company") and the Purchaser, as defined therein (the "Agreement"), the Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; provided, however, that each exception is taken and such information is provided as to all representations and warranties of the Company set forth in the Agreement, to the extent relevant as is clear based on the nature and specificity of such exception. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.


                              See Attached schedule

                                    EXHIBIT J

                              Capitialization Table